Exhibit 23.2

Consent of Independent Registered Public accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Pointer Telocation Ltd. (the “Company”) on Form F-3, registration no. 333-143399, of our report dated May 31, 2007, with respect to the consolidated financial statements of the Company included in its Annual Report on Form 20-F/A for the year ended December 31, 2006, filed with the Securities and Exchange Commission on July 31, 2007.

Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Tel Aviv, Israel
September 24, 2007